Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,346,416)
Unrealized Gain (Loss) on Market Value of Futures	6,369,972
Dividend Income	2,422
Interest Income	33,152
ETF Transaction Fees	700
Total Income (Loss)	$2,059,830

Expenses
General Partner Management Fees	$30,912
Professional Fees	7,365
Brokerage Commissions	6,200
Non-interested Directors' Fees and Expenses	350
Prepaid Insurance Expense	278
NYMEX License Fee	773
SEC & FINRA Registration Expense	3,945
Total Expenses	49,823
Expense Waiver	(11,183)
Net Expenses	$38,640
Net Income (Loss)	$2,021,190

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/17	$56,783,621
Additions (150,000 Shares)	3,655,731
Net Income (Loss)	2,021,190

Net Asset Value End of Month	$62,460,542
Net Asset Value Per Share (2,450,000 Shares)	$25.49

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612